EXHIBIT 4.1


                         Fixed Income Securities, L.P.
                              18925 Base Camp Road
                           Monument, Colorado  80132





                                  June 19, 2007



Advisor's Disciplined Trust 158
c/o The Bank of New York, as Trustee
BNY Atlantic Terminal
2 Hanson Place, 12th Floor
Brooklyn, New York 11217


     Re:                 Advisor's Disciplined Trust 158
                  Peroni Growth  Portfolio, Summer 2007 Series
                  --------------------------------------------

Ladies and Gentlemen:

     We have examined the Registration Statement File No. 333-143099 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to Fixed Income Securities, L.P. as evaluator.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                                Sincerely,

                                FIXED INCOME SECURITIES, L.P.


                                By     /s/ ALEX R. MEITZNER
                                  ------------------------------
                                      Senior Vice President